UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (Date of Earliest Event Reported) May 1, 2006

                        Commission File Number 000-28638

                                 BMB MUNAI, INC.
              -----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

           NEVADA                                               30-0233726
-------------------------------                           ----------------------
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                  202 Dostyk Ave, 4th Floor, Almaty, Kazakhstan
                  ---------------------------------------------
                    (Address of principal executive offices)

                                     050051
                                  -----------
                                   (Zip Code)

                                +7 (3272) 375-125
                ------------------------------------------------
                (Registrant's Executive Office Telephone Number)

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities
             Act

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Appointment of New President

         The board of directors of BMB Munai, Inc., (the "Company") has determined that the business of the Company have progressed to such a level that it makes business sense to separate the offices of Chief Executive Officer and President. To that end, on May 1, 2006, the board of directors appointed Mr. Askar Tashtitov to serve as President of the Company. Mr. Boris Cherdabayev who had been serving in that office will continue to serve as Chief Executive Officer and Chairman of the Board of Directors.

         Following is a brief description of the business background of Mr.
Tashtitov:

         Mr. Tashtitov has been with the Company since 2004, serving in the capacity of financial analyst. Prior to joining the Company, from 2002 to 2004, Mr. Tashtitov was employed by PA Government Services, Inc. Mr. Tashtitov worked as a management consultant specializing in oil and gas projects. In May 2002, Mr. Tashtitov earned a Bachelor of Arts degree from Yale University majoring in Economics and History. Mr. Tashtitov is not a director of any SEC reporting company. Mr. Tashtitov is 26 years old.

         There are no family relationships among any of the Company's officers or directors.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     BMB MUNAI, INC.



Date: May 5, 2006                                    By: /s/ Adam R. Cook
                                                        ------------------------
                                                        Adam R. Cook, Secretary

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